EXHIBIT 99.2

NOTICE OF GUARANTEED DELIVERY

FOR TENDER OF 6.95% ORIGINAL CAPITAL SECURITIES

(LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)

OF FIRST MIDWEST CAPITAL TRUST I

UNCONDITIONALLY GUARANTEED BY

FIRST MIDWEST BANCORP, INC.

This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) certificates for the Trust’s (as defined below) 6.95% Original Capital Securities (the “Original Capital Securities”) are not immediately available, (ii) Original Capital Securities, the Letter of Transmittal and all other required documents cannot be delivered to Wilmington Trust Company (the “Exchange Agent”) on or prior to the Expiration Date (as defined in the Prospectus referred to below) or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent. See “Procedures for Tendering Original Capital Securities” in the Prospectus. In addition, in order to utilize the guaranteed delivery procedure to tender Original Capital Securities pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal relating to the Original Capital Securities (or facsimile thereof) must also be received by the Exchange Agent on or prior to the Expiration Date. Capitalized terms not defined herein have the meanings assigned to them in the Prospectus.

THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

WILMINGTON TRUST COMPANY

BY HAND, OVERNIGHT DELIVERY, REGISTERED OR CERTIFIED MAIL:

Rodney Square North

1100 North Market Street

Wilmington, DE 19890-1615

Attention: Corporate Trust Operations

Confirm by Telephone: (302) 636-6470

Facsimile Transmissions: (302) 636-4145 (ELIGIBLE INSTITUTIONS ONLY)

Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of this Notice of Guaranteed Delivery via facsimile to a number other than as set forth above will not constitute a valid delivery.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

The undersigned hereby tenders to First Midwest Capital Trust I, a trust formed under the laws of Delaware (the “Trust”), and to First Midwest Bancorp, Inc., a Delaware corporation (the “Company”), upon the terms and subject to the conditions set forth in the Prospectus dated                         , 2004 (as the same may be amended or supplemented from time to time, the “Prospectus”), and the related Letter of Transmittal (which together constitute the “Exchange Offer”), receipt of which is hereby acknowledged, the aggregate liquidation amount of Original Capital Securities set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption “Procedures for Tendering Original Capital Securities.”

This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Original Capital Securities exactly as its (their) name(s) appear on certificates of Original Capital Securities or on a security position listing the owners of Original Capital Securities, or by person(s) authorized to become registered Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery.

PLEASE SIGN AND COMPLETE

Print Name (s) of Registered Holder (s):

Address:

Area Code and Telephone Number:

Signature of Registered Holder (s) or Authorized Signatory:

Print Name and Title of Authorized Signatory:

Total Liquidation Amount of Original Capital Securities Held by Registered Holder:

Liquidation Amount of Original Capital Securities Tendered:*

Certificate No (s). of Original Capital Securities (if available):

If Original Capital Securities will be tendered by book-entry transfer, provide DTC Account

Number:

Dated:

*	Must be in denominations of a Liquidation Amount of $1,000 and any integral multiple thereof, and not less than $100,000 aggregate Liquidation Amount.

GUARANTEE

(Not to be used for signature guarantee.)

The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an “eligible guarantor institution,” including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker or government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an “Eligible Institution”), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the Original Capital Securities tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Original Capital Securities to the Exchange Agent’s account at The Depository Trust Company, pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other required documents within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

THE UNDERSIGNED ACKNOWLEDGES THAT IT MUST DELIVER THE LETTER(S) OF TRANSMITTAL AND THE ORIGINAL CAPITAL SECURITIES TENDERED HEREBY TO THE EXCHANGE AGENT WITHIN THE TIME PERIOD SET FORTH ABOVE AND THAT FAILURE TO DO SO COULD RESULT IN A FINANCIAL LOSS TO THE UNDERSIGNED.

Name of Firm:
(Authorized Signature)

Address:	Name:
(Please Print or Type)

Title:
Area Code and
Telephone Number:	Dated:

NOTE:	DO NOT SEND CERTIFICATES FOR ORIGINAL CAPITAL SECURITIES WITH THIS FORM. CERTIFICATES FOR ORIGINAL CAPITAL SECURITIES SHOULD ONLY BE SENT WITH YOUR LETTER OF TRANSMITTAL.